As filed with the Securities and Exchange Commission on May 7, 2008.
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-4410887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1530 Shields Drive, Waukegan, Illinois 60085
(Address of Principal Executive Offices) (Zip Code)
__________
Coleman Cable, Inc. Long-Term Incentive Plan
(Full title of the plan)
__________
Richard N. Burger
Chief Financial Officer
1530 Shields Drive
Waukegan, Illinois 60085
(847) 672-2300
(Name, address, and telephone number of agent for service)
with a copy to:
James J. Junewicz
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5257
__________
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, par value $0.001	790,000 shares	$12.525	$9,894,750	$388.86

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers any additional shares of common stock which become available or issuable under the Coleman Cable, Inc. Long-Term Incentive Plan, as amended (the “Plan”), by reason of any stock split and reverse stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transactions which results in an increase in the number of the Registrant’s outstanding shares of common stock or shares offered or issuable pursuant to awards granted under the Plan.

(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, based on the average of the high and low prices on May 1, 2008, as reported by the NASDAQ Global Market.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 790,000 shares of common stock of Coleman Cable, Inc., a Delaware corporation (the “Registrant”) that may be awarded under the Registrant’s Long-Term Stock Incentive Plan, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant (included on signature page of this Registration Statement).

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on this 7th day of May, 2008.

COLEMAN CABLE, INC..
By	/s/ G. Gary Yetman
G. Gary Yetman, President and Chief Executive Officer

POWER OF ATTORNEY
     The undersigned officers and directors of Coleman Cable, Inc. hereby severally constitute G. Gary Yetman and Richard N. Burger and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable Coleman Cable, Inc. to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

By	/s/ G. Gary Yetman	Director, President and Chief Executive Officer

G. Gary Yetman

By	/s/ Richard N. Burger	Executive Vice President, Chief Financial Officer,

	Richard N. Burger	Secretary and Treasurer (Principal Financial and Accounting Officer)

By	/s/ David Bistricer	Director

David Bistricer

By		Director

Shmuel D. Levinson

By		Director

James G. London

By	/s/ Dennis J. Martin	Director

Dennis J. Martin

By	/s/ Isaac M. Neuberger	Director

Isaac M. Neuberger

By	/s/ Harmon S. Spolan	Director

Harmon S. Spolan

By	/s/ Denis E. Springer	Director

Denis E. Springer

By	/s/ Nachum Stein	Director

Nachum Stein

INDEX TO EXHIBITS

Exhibit No.	Description

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant (included on signature page of this Registration Statement).

*	Filed herewith